 Filed Pursuant to Rule 424(b)(3)
 Registration Number 333-249779
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 2021)

1,500,000 Shares
Claritev Corporation
Class A Common Stock

The selling securityholders identified in this prospectus supplement (the “Selling Securityholders”) are offering 1,500,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Claritev Corporation (“Claritev” or the “Company”). We will not receive any of the proceeds from the sale of shares of Class A common stock by the Selling Securityholders.
The Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CTEV.” On November 11, 2025, the last reported sale price of Class A common stock on the NYSE was $57.25 per share.
	Per Share	Total
Public offering price	$51.5000	$77,250,000
Underwriting discounts and commissions(1)	$2.8325	$4,248,750
Proceeds to the Selling Securityholders, before expenses	$48.6675	$73,001,250

(1)
See “Underwriting” for a description of compensation payable to the underwriters.

Investing in the Class A common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page S-10 of this prospectus supplement, page 14 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Selling Securityholders have granted the underwriters an option to purchase up to an additional 225,000 shares of Class A common stock at a price of  $48.6675 per share, within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to any exercise of the underwriters’ option to purchase additional shares of Class A common stock.
The underwriters expect to deliver the shares of Class A common stock against payment on or about November 14, 2025.
Barclays	Guggenheim Securities	Wells Fargo Securities
Citigroup	Piper Sandler
The date of this prospectus supplement is November 12, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference that are described under the “Incorporation by Reference” section in this prospectus supplement. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus. Before purchasing any securities, you should carefully read this prospectus supplement (and any applicable free writing prospectuses) and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Claritev Corporation has filed with the SEC using a “shelf” registration process.
None of the Company, the underwriters or the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. None of the Company, the underwriters or the Selling Securityholders take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. None of the Company, the underwriters or the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information included in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Class A common stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Class A common stock in any jurisdiction in which such offer or invitation would be unlawful.
When we refer to “Claritev,” “we,” “our,” “us” or the “Company” in this prospectus supplement, we mean Claritev Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential investors in this offering.

INDUSTRY AND MARKET DATA
In this prospectus supplement and the accompanying prospectus, we have included or incorporated by reference information and estimates regarding our industry and market that are based on data obtained from internal sources, market research, publicly available information and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus supplement titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus supplement and the accompanying prospectus contain references to our trademarks, trade names and service marks and to those belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ™, ® or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:
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loss of our clients, particularly our largest clients;

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the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected;

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our ability to enter new lines of business and broaden the scope of our services;

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the loss of key members of our management team or inability to maintain sufficient qualified personnel;

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our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages;

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trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services;

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effects of competition;

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effects of pricing pressure;

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the inability of our clients to pay for our services;

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changes in our industry and in industry standards and technology;

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adverse outcomes related to litigation or governmental proceedings;

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interruptions or security breaches of our information technology systems and other cybersecurity attacks;

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our ability to maintain the licenses or right of use for the software we use;

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our ability to protect proprietary information, processes and applications;

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our inability to expand our network infrastructure;

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inability to preserve or increase our existing market share or the size of our preferred provider organization networks;

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decreases in discounts from providers;

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pressure to limit access to preferred provider networks;

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changes in our regulatory environment, including healthcare law and regulations;

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the expansion of privacy and security laws;

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heightened enforcement activity by government agencies;

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our ability to obtain additional financing;

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our ability to pay interest and principal on our notes and other indebtedness;

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lowering or withdrawal of our credit ratings;

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changes in accounting principles or the incurrence of impairment charges;

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the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors;

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other factors disclosed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement; and

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other factors beyond our control.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and under similar headings in the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC, before making an investment decision.
Our Company
Claritev is a leading provider of data-driven cost management solutions that deliver transparency and promote fairness, quality and affordability to the healthcare industry. Through our proprietary data and technology platform, we provide out-of-network cost management, payment and revenue integrity, data and decision science, business-to-business healthcare payments and other services to the payors of healthcare, which are primarily health insurers and their administrative-services-only platforms, self-insured employers, federal and state government-sponsored health plans and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.
Although the end beneficiary of our services are employers and other plan sponsors and their health plan members, our direct customers are typically payors, including payors providing administrative services only, and third-party administrators, who go to market with our services to those end customers. We offer these payors a single interface to our services, which are used in combination or individually to reduce the medical cost burden on their health plan customers, by lowering the per-unit cost of medical services incurred, managing the utilization of medical services and increasing the likelihood that the services are reimbursed without error and accepted by the provider. We are a technology-enabled service provider and transaction processor and do not deliver healthcare services, provide or manage healthcare services, provide care or care management, or adjudicate or pay claims.
The Company, primarily through its operating subsidiary, Claritev, Inc., offers its solutions nationally through a range of service lines, which include the following services:
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Analytics-Based Services reduce medical cost through data-driven algorithms and insights that detect claims over-charges and either negotiate or recommend fair reimbursement for out-of-network medical costs using a variety of data sources and pricing algorithms. Our Analytics-Based Services claim pricing services are generally priced based on a percentage of savings achieved. Also included in this category are services that enable lower cost health plans that feature reference-based pricing either in conjunction with or in place of a provider network. These services are generally priced at a bundled per-employee-per-month rate;

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Network-Based Services reduce medical cost by providing access to contracted discounts with healthcare providers with whom payors do not have a contractual relationship, through our expansive network of over 1.4 million healthcare providers, which forms one of the largest independent preferred provider organizations in the United States. Our Network-Based Services are priced based on either a percentage of savings achieved or at a per employee/member per month fee. This service category also includes customized network development and management services for payors seeking to expand their network footprint using outsourced services. These services are generally priced on a per provider contract or other project-based price;

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Payment and Revenue Integrity Services reduce medical cost through data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore premium dollars underpaid by Centers for Medicare & Medicaid Services for government health plans caused by discrepancies with enrollment-related data. Payment and Revenue Integrity Services are generally priced based on a percentage of savings achieved; and

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Data and Decision Science Services reduce medical costs through a next generation suite of solutions that apply modern methods of data science to produce descriptive, predictive and prescriptive analytics that enable customers to optimize decision-making about plan design and network configurations and to support decision-making to improve clinical outcomes, plan performance and competitive positioning. We formed this new service category in the second quarter of 2023 and accelerated its development through the acquisition of Benefits Science LLC, a Texas limited liability company. Data and Decisions Science Services are generally priced based on a subscription, licensing or per-member-per month basis.
Additionally, in 2023 the Company entered into a partnership agreement with ECHO Health, Inc., which through a joint marketing and services agreement adds payment processing of healthcare provider claims as well as payments made to other service providers.
During the nine months ended September 30, 2025, the Company advanced its long-term growth strategy by initiating its first international market expansion into the Middle East and North Africa (“MENA”) region through a strategic partnership with Claims Care Revenue Cycle Management LLC (“Claims Care”), a division of Burjeel Holdings. Through this partnership, we will collaborate on a comprehensive product roadmap to deliver state-of-the-art revenue cycle management solutions, tailored to the needs of the MENA market. The relationship will involve the transition of certain of Claritev’s offshore business processes to Claims Care, in an effort to foster deeper operational synergies and market alignment.
We believe our solutions provide a strong value proposition to payors, their health plan customers and healthcare consumers, as well as to providers. Overall, our service offerings aim to reduce healthcare costs in a manner that is orderly, efficient and fair to all parties. In addition, because in most instances the fee for our services is linked to the savings we identify, our revenue model is aligned with the interests of our customers. For the nine months ended September 30, 2025 and September 30, 2024 and for the year ended December 31, 2024, our comprehensive services identified approximately $18.6 billion, $18.3 billion and $24.7 billion in potential medical cost savings, respectively.
Corporate Information
Claritev is a Delaware corporation. Our principal executive offices are located at 7900 Tysons One Place, Suite 400, McLean, Virginia 22102 and our telephone number at that address is (212) 780-2000.
Our website is located at www.claritev.com, and our investor relations website is located at www.investors.claritev.com. None of the information contained on these websites is intended to be included as part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering
Issuer
Claritev Corporation.
Shares of Class A common stock offered by the Selling Securityholders
1,500,000 shares (or 1,725,000 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full).
Underwriters’ option to purchase additional shares of Class A common stock from the Selling
Securityholders
The Selling Securityholders have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 225,000 additional shares of Class A common stock.
Shares of Class A common stock outstanding
16,509,496 shares.
Use of proceeds
We will not receive any of the proceeds from the sale of shares of Class A common stock by the Selling Securityholders. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-10 of this prospectus supplement, page 14 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the Class A common stock.
Dividend policy
We currently do not expect to pay any dividends on the Class A common stock in the foreseeable future. See “Risk Factors—Risk Related to this Offering and Ownership of Our Class A common stock—We currently do not intend to declare dividends on our Class A common stock in the foreseeable future and, as a result, your only opportunity to achieve a return on your investment is if the price of our Class A common stock appreciates.”
Listing and trading symbol
The Class A common stock is traded on the NYSE under the symbol “CTEV.”
References in this prospectus supplement to the number of outstanding shares of Class A common stock is based upon 16,509,496 shares of Class A common stock outstanding as of September 30, 2025 and excludes:
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742,859 shares of Class A common stock held as treasury shares;

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4,669,489 shares of Class A common stock reserved for future issuance under the Claritev Corporation 2020 Omnibus Incentive Plan (the “Plan”), which includes (i) 189,550 shares of Class A common stock underlying outstanding performance stock units, (ii) 2,227,616 shares of Class A common stock underlying outstanding restricted stock units and (iii) 175,767 shares of Class A common stock underlying outstanding stock options, which options have a weighted average exercise price of $275.56;

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475,533 shares of Class A common stock reserved for future issuance outside of the Plan and granted pursuant to inducement grants, which includes (i) 181,752 shares of Class A common stock underlying outstanding restricted stock units and (ii) 293,781 shares of Class A common stock underlying outstanding stock options, which options have a weighted average exercise price of $30.55; and

•
372,839 shares of Class A common stock reserved for future issuance under the Claritev Corporation 2023 Employee Stock Purchase Plan.

RISK FACTORS
Investing in the Class A common stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of our Class A common stock. In particular, you should carefully consider, among other things, the risks to our business and other matters discussed under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and in any subsequent filings with the SEC. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.
Risks Related to this Offering and Ownership of Our Class A Common Stock
The price of our securities may be volatile.
The trading price of our Class A common stock has fluctuated, and may continue to fluctuate, substantially. This may be especially true for companies like ours with a small public float. The trading price of our securities will depend on many factors, including those described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement, many of which are beyond our control and may not be related to our operating performance. Any of the factors listed below could have a material adverse effect on your investment in our securities. In such circumstances, the trading price of our securities may experience a decline.
The price of our securities may fluctuate due to a variety of factors, including:
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actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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speculation in the press or investment community;

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short seller reports and negative public commentary;

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actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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our ability to execute on our strategic plans and amount of costs we incur in connection therewith;

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changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

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the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

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operating and stock price performance of other companies that investors deem comparable to ours;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation or governmental investigation involving us;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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any reduction in, or withdrawal of, our credit ratings;

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the volume of our Class A common stock available for public sale;

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any major change in our board of directors (the “Board”) or management;

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sales of substantial amounts of our Class A common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

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mergers and strategic alliances in the industry in which we operate;

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market prices and conditions in the industry in which we operate;

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general economic and political conditions such as recessions, interest rates and “trade wars,” inflation, pandemics, natural disasters, potential or actual military conflicts or acts of terrorism;

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the general state of the securities markets; and

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other risk factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors and general economic, political and market conditions such as recessions, inflation, or interest rate changes, may seriously affect the market price of our securities, regardless of our actual operating performance. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Any sale of our Class A common stock by a significant stockholder, or the perception that such sale may occur, could cause the market price of our securities to drop significantly, even if our business is doing well.
The market price of shares of our Class A common stock could decline as a result of substantial sales of our Class A common stock, particularly by our significant stockholders (including the Selling Securityholders), a large number of shares of our Class A Common Stock becoming available for sale, or the perception in the market that holders of a large number of shares intend to sell their shares.
We, our directors, executive officers and the Selling Securityholders have agreed that we and they will not dispose of any shares of Class A common stock or any securities convertible into or exchangeable for shares of Class A common stock for a period of 60 days after the date of this prospectus supplement without the prior written consent of each of Barclays Capital Inc. and Guggenheim Securities, LLC, subject to certain exceptions described in “Underwriting.” Sales of a substantial number of such shares of Class A common stock upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could adversely affect our stock price or make it more difficult for you to sell shares of our Class A common stock at a time and price that you deem appropriate.
In addition, we, the Selling Securityholders and certain other parties thereto are party to the Investor Rights Agreement, dated as of July 12, 2020 (as amended, the “Investor Rights Agreement”), pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions, which rights may facilitate the sale by these holders of a significant portion of our Class A common stock. Sales of a substantial number of shares of our Class A common stock in the public market could occur at any time and could cause the market price of our Class A common stock to decline.
The H&F Investors (as defined below) beneficially own, and will continue to beneficially own, a significant equity interest in us, and their interests may conflict with us or other stockholders’ interests.
As of September 30, 2025, the H&F Investors controlled approximately 32.6% of our voting equity. Upon completion of this offering, the H&F Investors will beneficially own approximately 23.5% of our shares of Class A common stock in the aggregate (or 22.2% if the underwriters exercise in full their option to purchase additional shares).
Although the H&F Investors beneficially own less than 50% of our voting equity, the H&F Investors continue to have significant influence over our decisions to enter into any corporate transaction. In addition, the H&F Investors are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The H&F Investors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our second amended and restated certificate of incorporation, as amended, provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) that are not expressly offered to them in their capacities as our directors or officers. Our second amended and restated certificate of incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.
Investors in this offering may experience future dilution.
To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of Class A common stock or securities convertible into, or exchangeable for, Class A common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of Class A common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of Class A common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Class A common stock in this offering will suffer a dilution of their investment. In addition, equity awards under our equity compensation plans may cause further dilution.
We currently do not intend to declare dividends on our Class A common stock in the foreseeable future and, as a result, your only opportunity to achieve a return on your investment is if the price of our Class A common stock appreciates.
We currently do not intend to declare any dividends on our Class A common stock in the foreseeable future. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements, debt service obligations, overall financial condition and other factors that our Board deems relevant. In addition, our ability to pay dividends on our Class A common stock is currently limited by the covenants contained in the agreements governing our debt instruments and may be further restricted by the terms of any future debt or preferred securities. We cannot guarantee that we will pay, or if commenced continue to pay, a dividend in the future. Accordingly, your only opportunity to achieve a return on your investment in our company may be if the market price of our Class A common stock appreciates and you sell your shares at a profit. The market price for our Class A common stock may never exceed, and may fall below, the price that you pay for such Class A common stock.
Our Board will be authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.
Our second amended and restated certificate of incorporation authorizes our Board, without the approval of our stockholders, to issue 10,000,000 shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our second amended and restated certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to, or on parity with, our Class A common stock, which may reduce its value.
We have previously been, and may in the future be, subject to securities or other stockholder litigation, which is expensive and could divert management’s attention.
In the past, often following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action lawsuits, state stockholder lawsuits or regulatory proceedings have often been instituted against publicly traded companies. Further, companies that have become publicly traded as a result of a merger with a special purpose acquisition company, like our company, have often been subject to such securities class action lawsuits, state stockholder lawsuits or regulatory proceedings. We have been, and may in the future be, the target of these types of litigation or regulatory proceedings. For example, we were previously named as a defendant in two putative class action lawsuits relating to certain transactions contemplated by, and other agreements related to, that certain Agreement and Plan of Merger, dated as of July 12, 2020, that were consolidated under the caption In Re MultiPlan Corp. Stockholders Litigation, Consolidated C.A. No. 2021-0300-LWW (Del.Ch), which was fully and finally resolved in 2023 via a settlement pursuant to which we and our insurers paid $33.75 million in exchange for a broad release of all claims.
The existence of litigation, claims, investigations and proceedings may harm our reputation, limit our ability to conduct our business in the affected areas and adversely affect the trading prices of our stock and/or other securities. The outcome of any claims, investigations and proceedings is inherently uncertain, and in any event defending against these claims could result in substantial costs and divert our management’s attention and resources from other business concerns, which could seriously harm our business. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments, incur legal and other costs, limit our ability to conduct business or require us to change the manner in which we operate.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders. Pursuant to the Investor Rights Agreement, we will bear all costs, fees and expenses associated with the sale of the Class A common stock in this offering by the Selling Securityholders, other than underwriting discounts and commissions. See “Selling Securityholders” and “Underwriting.”

DIVIDEND POLICY
We do not currently intend to pay any dividends for the foreseeable future.

SELLING SECURITYHOLDERS
The table below sets forth information with respect to the beneficial ownership of the shares of Class A common stock held by the Selling Securityholders before and after giving effect to this offering.
The amounts and percentages of Class A common stock beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Applicable percentage ownership before and after the offering is based on 16,509,496 shares of Class A common stock outstanding as of September 30, 2025.
	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Class A Common Stock to be Sold in this Offering		Shares of Class A Common Stock Beneficially Owned After this Offering (Assuming No Exercise of Option to Purchase Additional Shares)		Shares of Class A Common Stock Beneficially Owned After this Offering (Assuming Full Exercise of Option to Purchase Additional Shares)
Name of Selling Securityholders	Number	Percentage	Assuming No Exercise of Option to Purchase Additional Shares	Assuming Full Exercise of Option to Purchase Additional Shares	Number	Percentage	Number	Percentage
H&F Investors(1)	5,387,858	32.6%	1,500,000	1,725,000	3,887,858	23.5%	3,662,858	22.2%

(1)
Interests shown consist of 42,801 shares of Class A common stock held by Music Investments, L.P. (“Music Investments”), 2,814,835 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII, L.P., 1,263,302 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII (Parallel), L.P., 238,737 shares of Class A common stock held by HFCP VIII (Parallel-A), L.P., 73,840 shares of Class A common stock held by H&F Executives VIII, L.P. and 12,417 shares of Class A common stock held by H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) and 941,926 shares of Class A common stock held by H&F Polaris Partners, L.P. (“Polaris Partners” and, collectively with the H&F VIII Funds, the “H&F Selling Securityholders” and the H&F Selling Securityholders, collectively with Music Investments, the “H&F Investors”) after giving effect to the reverse stock split effected on September 20, 2024. Based on information provided by the H&F Investors, H&F Parallel-A is the managing member of Music Investments, GP, LLC, which is the general partner of Music Investments; H&F Polaris Partners GP, LLC (“Polaris Partners GP”) is the general partner of Polaris Partners; Hellman & Friedman Capital Partners VIII, L.P. is the managing member of Polaris Partners GP; Hellman & Friedman Investors VIII, L.P. (“H&F Investors VIII”) is the general partner of the H&F VIII Funds; H&F Corporate Investors VIII, Ltd. (“H&F VIII”) is the general partner of H&F Investors VIII; and as the general partner of H&F Investors VIII, H&F VIII may be deemed to have beneficial ownership of the shares beneficially owned by the H&F Investors. Based on information provided by the H&F Investors, voting and investment determinations with respect to shares held by the H&F Investors are made by the board of directors of H&F VIII. Each of the H&F Investors other than Music Investments will be selling shares in this offering and be considered “Selling Securityholders.” The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

Material Relationships with Selling Securityholders
We are party to the Investor Rights Agreement with certain of our stockholders, including the Selling Securityholders, pursuant to which certain of our stockholders, including the Selling Securityholders, are entitled to certain registration rights. The Investor Rights Agreement also provides certain stockholders, including the H&F Selling Securityholders, with certain rights with respect to the designation of directors to serve on the Board.
The description of our relationships with the H&F Selling Securityholders and their affiliates set forth in “Related Party Transactions” in our Definitive Proxy Statements on Schedule 14A filed on March 19, 2025, March 13, 2024 and March 15, 2023 is incorporated herein by reference.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A common stock. This summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below) that purchases the Class A common stock in this offering for cash.
A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, a foreign pension fund, a financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities, a “controlled foreign corporation,” a “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services, or a person who holds shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our Class A common stock, you should consult your tax advisors.
If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of our Class A common stock.

UNDERWRITING
Barclays Capital Inc., Guggenheim Securities, LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters and book-running managers of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from the Selling Securityholders the respective number of shares of Class A common stock shown opposite its name below:
Underwriters	Number of Shares
Barclays Capital Inc.	562,500
Guggenheim Securities, LLC	450,000
Wells Fargo Securities, LLC	262,500
Citigroup Global Markets Inc.	112,500
Piper Sandler & Co.	112,500
Total	1,500,000
The underwriting agreement provides that the underwriters’ obligation to purchase shares of Class A common stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:
•
the obligation to purchase all of the shares of Class A common stock offered hereby (other than those shares of Class A common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•
the representations and warranties made by us and the Selling Securityholders to the underwriters are true;

•
there is no material change in our business or the financial markets; and

•
we and the Selling Securityholders deliver customary closing documents to the underwriters.

Commissions and Expenses
The following table summarizes the underwriting discounts and commissions the Selling Securityholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to the Selling Securityholders for the shares.
	No Exercise	Full Exercise
Per Share	$2.8325	$2.8325
Total	$4,248,750.00	$4,886,062.50
The representatives have advised us that the underwriters propose to offer the shares of Class A common stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $1.6995 per share. If all the shares are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.
The expenses of the offering that are payable by us are estimated to be approximately $1.6 million. We have agreed to pay expenses incurred by the Selling Securityholders in connection with the offering, other than the underwriting discounts and commissions.
Option to Purchase Additional Shares
The Selling Securityholders have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 225,000 shares from the Selling Securityholders at the offering price less underwriting discounts and commissions. This option may be exercised to the extent the underwriters sell more than 1,500,000 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the above table.
Lock-Up Agreements
We have agreed, for a period of 60 days after the date of this prospectus supplement, subject to limited exceptions described below, not to, directly or indirectly, without the prior written consent of each of Barclays Capital Inc. and Guggenheim Securities, LLC, on behalf of the underwriters, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the disposition by any person of) any shares of Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock or sell or grant options, rights or warrants with respect to any shares of Class A common stock or securities convertible into or exchangeable for Class A common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or other securities, in cash or otherwise, (3) publicly file or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A common stock or securities convertible, exercisable or exchangeable into Class A common stock or any other securities of the Company (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing.
The foregoing restrictions shall not apply to:
(i)
the Class A common stock offered hereby;

(ii)
Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock granted or issued upon exercise of options or settlement of restricted stock units granted pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock issued pursuant to currently outstanding options, warrants, rights or convertible notes, whether or not issued under one of those plans;

(iii)
Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock issued in connection with the acquisition by us or any of our subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition or in connection with joint ventures, commercial relationships or other strategic transactions, in an amount not to exceed 5.0% of the total number of outstanding Class A common stock as of the date hereof; and

(iv)
any shares of Class A common stock issued upon the exercise, conversion or exchange of securities of the Company outstanding as of the date of this prospectus supplement and disclosed in this prospectus supplement.

Our directors and executive officers and the Selling Securityholders (each, a “locked-up party”) have agreed, for a period of 60 days (the “lock-up period”) after the date of this prospectus supplement, subject to limited exceptions described below, not to, directly or indirectly, without the prior written consent of each of Barclays Capital Inc. and Guggenheim Securities, LLC, on behalf of the underwriters, (1) offer for sale, sell, pledge, or otherwise dispose of any shares of Class A common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such locked-up party or any securities convertible into or exercisable or exchangeable for Class A common stock (such securities, together with the Class A common stock, the “Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Class A common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Securities (excluding, for the avoidance of doubt, any registration on

Form S-8 and any confidential submission of a registration statement with the U.S. Securities and Exchange Commission), or (4) publicly disclose the intention to do any of the foregoing. Each locked-up party has further agreed that these restrictions preclude such locked-up party from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Class A common stock or any other securities of the Company even if such Class A common stock or other securities of the Company would be disposed of by someone other than such locked-up party, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Class A common stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Class A common stock or other securities of the Company.
The foregoing restrictions shall not apply, subject in certain cases to various conditions, to certain transactions, including:
(i)
the Class A common stock offered hereby;

(ii)
transactions relating to Securities acquired by a locked-up party in the open market after the completion of this offering;

(iii)
transfers of Securities (a) as a bona fide gift or gifts, or for bona fide estate or tax planning purposes, (b) to any family or affiliates of a locked-up party, or any trust for the direct or indirect benefit of a locked-up party or a locked-up party’s family, or affiliates of a locked-up party, or if a locked-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (c) to a corporation, partnership, limited liability company, trust or other entity of which a locked-up party or members of a locked-up party’s family are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (d) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (c) above;

(iv)
transfers of Securities (a) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree, or separation agreement) or regulatory agency or (b) by will, other testamentary document or intestate succession;

(v)
transfers of Securities to us upon death, disability or termination of employment or pursuant to any other contractual arrangement providing us with a right to purchase such Securities;

(vi)
transfers to us in connection with the vesting, settlement or exercise of warrants, convertible notes, stock options, restricted stock units or other equity-based awards (including, in each case, by way of “net” or “cashless” exercise or to cover tax withholding and remittance obligations in connection with such vesting, settlement or exercise);

(vii)
the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act;

(viii)
transfers or sales of Class A common stock pursuant to any Rule 10b5-1 Plan that has been entered into by a locked-up party prior to the date hereof;

(ix)
any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by us under the Securities Act of a locked-up party’s shares of Class A common stock;

(x)
if a locked-up party is not a natural person, transfers of Securities to (a) another corporation, partnership, limited liability company, trust or other entity that controls, is controlled by or is under common control with, a locked-up party or members of a locked-up party’s family, or is otherwise a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of a locked-up party, or (b) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with a locked-up party or affiliates of a locked-up party (including, for the avoidance of doubt, where a locked-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) as part of a distribution, transfer or disposition by a locked-up party to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, members, beneficiaries or other equity holders;
(xi)
the transfer of Securities to a locked-up party’s direct or indirect general partner or managing member or to certain officers, partners or members thereof in connection with such general partner’s, managing member’s, officers’, partners or members’ donation to charitable organizations, educational institutions, family foundations or donor advised funds at sponsoring organizations;

(xii)
transfers in connection with any reclassification or conversion of the Class A common stock; and

(xiii)
the transfer of Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all or substantially all holders of our capital stock involving a change of control of the Company (for purposes hereof, “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting securities of the Company).

Barclays Capital Inc. and Guggenheim Securities, LLC, in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the Class A common stock and other securities from lock-up agreements, Barclays Capital Inc. and Guggenheim Securities, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Class A common stock and other securities for which the release is being requested and market conditions at the time.
Indemnification
We and the Selling Securityholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing on the NYSE
Our Class A common stock is listed on the NYSE under the symbol “CTEV”.
Stamp Taxes
If you purchase shares of Class A common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. For example, certain of the underwriters or their affiliates act as lenders, agents and/or arrangers under our senior secured credit facilities, and certain of the underwriters have acted as initial purchasers in offerings of our debt securities.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Class A common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Class A common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
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to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:
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to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

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in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus supplement within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectus supplements under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectus supplements under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or our shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A common stock.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth in this prospectus supplement and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the shares of Class A common stock being offered by this prospectus supplement, the accompanying prospectus and certain other legal matters will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act, with respect to the shares of Class A common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.
Our website address is www.claritev.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus. Through our website, we make available, free of charge, the following documents of Claritev Corporation as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Section 13 filings; and amendments to those documents.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement by reference. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those filings made pursuant to Item 2.02 or Item 7.01 of Form 8-K, and exhibits furnished pursuant to Item 9.01 of Form 8-K in connection therewith, or other information “furnished” to the SEC), prior to the completion or termination of the offering of securities by means of this prospectus supplement, from their respective filing dates:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Proxy Statement for the 2025 Annual Meeting of Stockholders filed on March 19, 2025;

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our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025, the quarterly period ended June 30, 2025, filed with the SEC on August 7, 2025, and the quarterly period ended September 30, 2025, filed with the SEC on November 7, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 27, 2025, January 30, 2025, February 19, 2025 (excluding such portion furnished under Item 7.01 and any such exhibits included with such Item), February 24, 2025, March 5, 2025 (Film No. 25712326), May 1, 2025, September 26, 2025 and October 16, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 12, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

The information incorporated by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
None of the Company, the underwriters nor the Selling Securityholders have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.
You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement:
Claritev Corporation
7900 Tysons One Place, Suite 400
McLean, Virginia 22102
(212) 780-2000

Prospectus
633,750,000 Shares of Class A Common Stock
24,500,000 Warrants to Purchase Class A Common Stock
This prospectus relates to (a) 415,700,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), issued in connection with the Mergers (as defined below), (b) 132,050,000 shares of Class A common stock issued in connection with the Common PIPE Investment (as defined below), (c) 27,500,000 shares of Class A common stock issued upon the conversion of Churchill’s Class B common stock in connection with the Transactions (as defined below) and (d) 58,500,000 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at exercise prices ranging from $11.50 to $12.50 per share of Class A common stock, including the Public Warrants, the Private Placement Warrants, the Working Capital Warrants and the PIPE Warrants (each as defined below).
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or in supplements to this prospectus (the “Selling Securityholders”), or their permitted transferees, of (a) up to 566,318,040 shares of our Class A common stock (which includes up to 58,500,000 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 24,500,000 warrants representing the Private Placement Warrants and the Working Capital Warrants. We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Securityholders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A common stock is listed on The New York Stock Exchange under the symbol “MPLN.” On November 15, 2021, the last reported sale price of our Class A common stock on The New York Stock Exchange was $4.21 per share.
Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 14.
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
November 15, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 58,500,000 shares of Class A common stock upon exercise of the Public Warrants, the Private Placement Warrants, the Working Capital Warrants and the PIPE Warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 566,318,040 shares of Class A common stock (which includes up to 58,500,000 shares of Class A common stock issuable upon the exercise of outstanding warrants) and up to 24,500,000 warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“2020 Omnibus Incentive Plan” are to our 2020 Omnibus Incentive Plan, as it may be amended and/or restated from time to time;
“5.750% Notes” are to the $1,300,000,000 in aggregate principal amount of 5.750% Senior Notes due 2028 issued by MPH;
“7.125% Notes” are to the 7.125% Senior Notes due 2024 issued by MPH. All of the outstanding 7.125% Notes were redeemed on October 29, 2020;
“Board” are to the board of directors of the Company;
“Churchill” are to Churchill Capital Corp III, a Delaware corporation, which changed its name to MultiPlan Corporation following the consummation of the Transactions;
“Churchill IPO” are to the initial public offering by Churchill which closed on February 19, 2020;
“Churchill’s Class A common stock” are, prior to consummation of the Transactions, to Churchill’s Class A common stock, par value $0.0001 per share and, following consummation of the Transactions, to our Class A common stock, par value $0.0001 per share;
“Churchill’s Class B common stock” are to Churchill’s Class B common stock, par value $0.0001 per share;
“Class A common stock” are to MultiPlan’s Class A common stock, par value $0.0001 per share;
“Closing” are to the consummation of the Mergers;
“Closing Date” are to October 8, 2020, the date on which the Transactions were consummated;
“Common PIPE Investment” are to the private placement pursuant to which Churchill entered into subscription agreements with certain investors whereby such investors subscribed for (a) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $1,300,000,000 and (b) warrants to purchase 6,500,000 shares of Churchill’s Class A Common Stock (for each share of Churchill’s Class A common stock subscribed, the investor received 1/20th of a warrant to purchase one share of Churchill’s Class A common stock, with each whole warrant having a strike price of $12.50 per share and a maturity date of October 8, 2025). The Common PIPE Investment was subject to an original issue discount (which was paid in additional shares of Churchill’s Class A common stock) of 1% for subscriptions of $250,000,000 or less and 2.5% for subscriptions of more than $250,000,000, which resulted in an additional 2,050,000 shares of Churchill’s Class A common stock being issued. The Common PIPE Investment was consummated on the Closing Date;
“Common PIPE Investors” are to the investors participating in the Common PIPE Investment;
“Common PIPE Subscription Agreements” are to the common stock subscription agreements entered into (a) by and between Churchill and the PIF (the “PIF Common Subscription Agreement”) and (b) by and among Churchill, Holdings and MultiPlan Parent, on the one hand, and certain investment funds, on the other hand (the “Other Common Subscription Agreements”), in each case, dated as of July 12, 2020 and entered into in connection with the Common PIPE Investment;
“common stock” are, prior to the consummation of the Transactions, to Churchill’s Class A common stock and Churchill’s Class B common stock and, following consummation of the Transactions, to the Class A common stock;

“Company” are, prior to the consummation of the Transactions, to Churchill and, following consummation of the Transactions, to MultiPlan Corporation;
“Convertible PIPE Investment” are to the private placement pursuant to which the Company entered into subscription agreements with certain investors whereby such Convertible PIPE Investors agreed to buy $1,300,000,000 in aggregate principal amount of Senior Convertible PIK Notes. The Convertible PIPE Investment was consummated on the Closing Date;
“Convertible PIPE Investors” are to the investors participating in the Convertible PIPE Investment;
“Convertible Subscription Agreement” are to the subscription agreements, dated as of July 12, 2020, entered into in connection with the Convertible PIPE Investment;
“certificate of incorporation” are to the Company’s second amended and restated certificate of incorporation in effect as of the date of this prospectus;
“DGCL” are to the Delaware General Corporation Law, as amended;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“First Merger Sub” are to Music Merger Sub I, Inc. a Delaware corporation and direct, wholly owned subsidiary of the Company;
“founder shares” are to shares of Churchill’s Class B common stock and Churchill’s Class A common stock issued upon the automatic conversion thereof in connection with the Closing;
“H&F” are to Hellman & Friedman Capital Partners VIII, L.P.;
“Holdings” are to Polaris Investment Holdings, L.P.;
“Insiders” are to Michael Klein, Jay Taragin, Jeremy Paul Abson, Glenn R. August, Mark Klein, Malcolm S. McDermid, and Karen G. Mills;
“Investor Rights Agreement” are to the Investor Rights Agreement, dated as of July 12, 2020, by and among the Company, the Sponsor, Holdings, H&F, the PIF and certain other parties thereto;
“KG” are to The Klein Group, LLC, an affiliate of Michael Klein and the Sponsor and an affiliate and wholly owned subsidiary of M. Klein and Company. KG (and not the Sponsor) was engaged by Churchill to act as Churchill’s financial advisor in connection with the Transactions, and as a placement agent in connection with the PIPE Investment as more fully described herein;
“M. Klein and Company” are to M. Klein and Company, LLC, a Delaware limited liability company, and its affiliates;
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill, MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub, as the same has been or may be amended, modified, supplemented or waived from time to time;
“Mergers” are to, together, (a) the merger of First Merger Sub with and into MultiPlan Parent with MultiPlan Parent being the surviving company in the merger (the “First Merger”) and (b) immediately following and as part of the same transaction as the First Merger, the merger of MultiPlan Parent with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Churchill (the “Second Merger”);
“MPH” are to MPH Acquisition Holdings LLC;

“MultiPlan” are, prior to consummation of the Transactions, to MultiPlan Parent and its consolidated subsidiaries and, following consummation of the Transactions, to MultiPlan Corporation and its consolidated subsidiaries;
“MultiPlan Parent” are to Polaris Parent Corp., a Delaware corporation;
“non-employee director” are to each member of our Board that is not an employee of the Company or any parent or subsidiary of the Company;
“PIF” are to The Public Investment Fund of The Kingdom of Saudi Arabia;
“PIPE Investment” are to, collectively, the Common PIPE Investment and the Convertible PIPE Investment;
“PIPE Warrants” are to the warrants to purchase Churchill’s Class A common stock issued in connection with the Common PIPE Investment, on terms identical to the terms of the Private Placement Warrants;
“Private Placement Warrants” are to the warrants issued to the Sponsor in a private placement simultaneously with the closing of the Churchill IPO;
“Public Warrants” are to the Company’s warrants sold as part of the units in the Churchill IPO (whether they were purchased in the Churchill IPO or thereafter in the open market);
“Refinancing” are to (a) the consummation of the 5.750% Notes offering by MPH and the increase of the revolving credit facility under the senior secured credit facilities from $100.0 million to $450.0 million and (b) the repayment of all outstanding 7.125% Notes and $369.0 million of indebtedness under MPH’s term loan facility with the net proceeds of the 5.750% Notes offering, together with cash on hand, which occurred on October 29, 2020;
“revolving credit facility” are to MPH’s $450.0 million senior secured revolving credit facility maturing on June 7, 2023 entered into in connection with the Refinancing;
“SEC” are to the United States Securities and Exchange Commission;
“Second Merger Sub” are to Music Merger Sub II, LLC a Delaware limited liability company and direct, wholly owned subsidiary of the Company;
“Securities Act” are to the Securities Act of 1933, as amended;
“Senior Convertible PIK Notes” are to the $1.3 billion aggregate principal amount of 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027 issued by the Company in connection with the Convertible PIPE Investment;
“senior secured credit facilities” are to MPH’s senior secured credit facilities which consist of (a) a $2,341.0 million term loan facility maturing on June 7, 2023 and (b) a $450.0 million revolving credit facility maturing on June 7, 2023, in each case entered into in connection with the Refinancing;
“Sponsor” are to Churchill Sponsor III, LLC, a Delaware limited liability company and an affiliate of M. Klein and Company in which certain of Churchill’s directors and officers hold membership interests;
“Sponsor Agreement” are to the Amended and Restated Sponsor Agreement, dated as of July 12, 2020, by and among the Company, the Sponsor and the Insiders;
“Sponsor Note” are to the unsecured promissory note issued by the Company to the Sponsor in an aggregate principal amount of $1,500,000. The Sponsor converted the unpaid balance of the Sponsor Note into Working Capital Warrants in connection with the Closing;

“term loan facility” are to the MPH $2,341.0 million senior secured term loan facility maturing on June 7, 2023 entered into in connection with the Refinancing;
“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements;
“warrants” are to the Public Warrants, the Private Placement Warrants, the PIPE Warrants and the Working Capital Warrants;
“we,” “our” or “us” are to MultiPlan and its consolidated subsidiaries; and
“Working Capital Warrants” are to the warrants to purchase Churchill’s Class A common stock pursuant to the terms of the Sponsor Note, on terms identical to the terms of the Private Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They may appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:
•
the impact from the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics;

•
loss of our customers, particularly our largest customers;

•
decreases in our existing market share or the size of our Preferred Provider Organization (“PPO”) networks;

•
effects of competition;

•
effects of pricing pressure;

•
the inability of our customers to pay for our services;

•
decreases in discounts from providers;

•
the loss of our existing relationships with providers;

•
the loss of key members of our management team;

•
pressure to limit access to preferred provider networks;

•
the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected;

•
our ability to identify, complete and successfully integrate acquisitions;

•
changes in our industry;

•
interruptions or security breaches of our information technology systems;

•
our ability to protect proprietary applications;

•
our inability to expand our network infrastructure;

•
our ability to remediate any material weakness or maintain effective internal controls over financial reporting;

•
changes in our regulatory environment, including healthcare law and regulations;

•
the expansion of privacy and security laws;

•
heightened enforcement activity by government agencies;

•
our ability to pay interest and principal on our notes and other indebtedness;

•
the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors;

•
other factors disclosed in this prospectus; and

•
other factors beyond our control.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors referred to under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OUR COMPANY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A common stock or warrants. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC before making an investment decision.
MultiPlan is a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry. We are also one of the largest independent PPOs in the U.S., with contracted providers in all 50 states and the District of Columbia. We are committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients’ needs and customizes innovative solutions through the following offerings:
•
Analytics-Based Services: data-driven algorithms which detect claims over-charges and recommend or negotiate fair reimbursement;

•
Network-Based Services: contracted discounts with healthcare providers, including one of the largest independent preferred provider organizations in the United States, and outsourced network development and/or management services; and

•
Payment and Revenue Integrity Services: data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore and preserve underpaid premium dollars.

Our customers include large national insurance companies, Blue Cross and Blue Shield plans, provider-sponsored health plans, third party administrators, bill review companies, Taft-Hartley plans and other entities that pay medical bills related to the commercial healthcare, government, workers’ compensation and auto medical markets (collectively, “payors”). We offer these payors a single electronic gateway to a comprehensive set of services in each of the three categories (Analytics-Based Services, Network-Based Services and Payment and Revenue Integrity Services) which are used in combination or individually to reduce the medical cost burden on healthcare payors and patients while fostering efficient payments to the providers. These offerings have enabled us to maintain long-term relationships with a number of our customers, including relationships of over 25 years with some of the nation’s largest commercial payors.
Payors generally aim to pay provider claims at a discount to reduce cost, to eliminate any improperly billed charges before payment is made, and to recover any incorrectly paid charges after payment is made. Our Analytics-Based Services discount claims using data-driven negotiation and/or re-pricing methodologies to support payments to providers with whom contractual discounts are not possible and are generally priced based on a percentage of savings achieved. Also included in this category are services that enable lower cost health plans that feature reference-based pricing either in conjunction with or in place of a provider network. These services are generally priced at a bundled per-employee-per-month rate. Our Network-Based Services offer payors a broad network of discounted rates for providers with whom payors do not have a contractual relationship, and are priced based on either a percentage of savings achieved or at a per employee/member per month fee. This service category also includes customized network development and management services for payors seeking to expand their network footprint using outsourced services. These build services are generally priced on a per contract or other project-based price. Our Payment and Revenue Integrity Services use data, technology and clinical expertise to assist payors in identifying improper, unnecessary and excessive charges before or after claims are paid, as well as issues with premiums paid by the Centers for Medicare & Medicaid Services for government health plans caused by discrepancies with enrollment-related data. Payment and Revenue Integrity Services are generally priced based on a percentage of savings achieved.
We believe that our solutions provide a strong value proposition to payors and their insureds, policyholders or health plan members (collectively, “consumers”), as well as to providers. We are deeply integrated in the claims operations processes of our customers with a significant IT and business process burden to displace. Overall, our service offerings aim to reduce healthcare costs for payors and consumers in a manner that is orderly, efficient and fair to all parties. In addition, because the fee for our services is in most instances directly linked to the savings realized by our customers, our interests are aligned with the interests of our customers.
MultiPlan Corporation is a Delaware corporation. Our principal executive offices are located at 115 Fifth Avenue, New York, New York 10003 and our telephone number at that address is (212) 780-2000. Our website is located at www.multiplan.us. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.
MultiPlan, formerly known as Churchill Capital Corp III (formerly known as Butler Acquisition Corp), was incorporated in Delaware on October 30, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On July 12, 2020, Churchill entered into the Merger Agreement by and among First Merger Sub, Second Merger Sub, Holdings, and MultiPlan Parent. On October 8, 2020, the Merger Agreement was consummated and the Transactions were completed. In connection with the Transactions, Churchill changed its name to MultiPlan Corporation and The New York Stock Exchange ticker symbols for its Class A common stock and warrants to “MPLN” and “MPLN.WS,” respectively.

THE OFFERING
This prospectus relates to (a) 415,700,000 shares of Class A common stock issued in connection with the Mergers, (b) 132,050,000 shares of Class A common stock issued in connection with the Common PIPE Investment, (c) 27,500,000 shares of Class A common stock issued upon the conversion of Churchill Class B common stock in connection with the Transactions and (d) 58,500,000 shares of Class A common stock issuable by us upon exercise of the Public Warrants, the Private Placement Warrants, the Working Capital Warrants and the PIPE Warrants.
This prospectus also relates to the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of (a) up to 566,318,040 shares of our Class A common stock (which includes up to 58,500,000 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 24,500,000 warrants representing the Private Placement Warrants and the Working Capital Warrants.
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 14 of this prospectus.
Issuance of Class A Common Stock
The following information is as of September 30, 2021 and does not give effect to issuances of our Class A common stock, warrants or options to purchase shares of our Class A common after such date, or the exercise of warrants or options after such date.
Shares of our Class A common stock to be issued upon exercise of all Public Warrants, Private Placement Warrants, Working Capital Warrants and PIPE Warrants
58,500,000 shares.
Shares of our Class A common stock outstanding prior to exercise of all Public Warrants, Private Placement Warrants, Working Capital Warrants and PIPE Warrants:
645,847,578 shares (excluding 19,463,527 shares held by the company as treasury shares).
Use of proceeds
We will receive up to an aggregate of approximately $679.25 million from the exercise of all Public Warrants, Private Placement Warrants, Working Capital Warrants and PIPE Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A common stock and
warrants
Shares of Class A common stock offered by the Selling Securityholders (including 31,000,000 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, the Working Capital Warrants and the PIPE Warrants)
566,318,040 shares (excludes the 27,500,000 shares issuable upon exercise of the Public Warrants as such shares will be freely tradeable upon issuance unless issued to one of our affiliates within the meaning of Rule 144 under the Securities Act).
Warrants to purchase Class A common stock offered by the Selling Securityholders
24,500,000 warrants (representing the Private Placement Warrants and the Working Capital Warrants).
Exercise price
$11.50 per share for each Private Placement Warrant and each Working Capital Warrant and $12.50 per share for each whole PIPE Warrant, in each case, subject to adjustment as described herein.
Use of proceeds
We will not receive any proceeds from the sale of the Class A common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.
Lock-up agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities — Lock-up Agreements” for further discussion.

NYSE Ticker symbols
“MPLN” for the Class A common stock and “MPLN.WS” for the Public Warrants, the Private Placement Warrants and the Working Capital Warrants.
Unless we specifically state otherwise or the context otherwise requires, the number of shares of our Class A common stock that will be outstanding after this offering is based on 645,847,578 shares of our Class A common stock outstanding as of September 30, 2021 and excludes:
•
19,463,527 held by the Company as treasury shares;

•
79,404,115 shares of Class A common stock available for future issuance under our 2020 Omnibus Incentive Plan; and

•
the shares of Class A common stock issuable upon conversion of the Senior Convertible PIK Notes.

Unless we specifically state otherwise or the context otherwise requires, this prospectus reflects and assumes no exercise of the outstanding stock options described above.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including any reports we file with the SEC after the date of this prospectus that are incorporated herein by reference, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS
All of the shares of Class A common stock and the warrants (including shares of Class A common stock underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $679.25 million from the exercise of all Public Warrants, Private Placement Warrants, Working Capital Warrants and PIPE Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.
There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 566,318,040 shares of Class A common stock (including 23,000,000 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, 1,500,000 shares of Class A common stock that may be issued upon exercise of the Working Capital Warrants and 6,500,000 shares of Class A common stock that may be issued upon exercise of the PIPE Warrants) and warrants to purchase up to 24,500,000 shares of Class A common stock (consisting of the Private Placement Warrants and the Working Capital Warrants). The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Class A common stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Class A common stock or warrants.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of Class A common stock and warrants beneficially owned, the aggregate number of shares of Class A common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Class A common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 645,847,578 shares of Class A common stock outstanding as of September 30, 2021. The amount of shares of common stock issued and outstanding excludes the 19,463,527 shares held by the Company as treasury shares.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003.

	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(1)		Securities Beneficially Owned After this Offering
Name of Selling Securityholder	Shares of Class A common stock(2)	Warrants(3)	Shares of Class A common stock	Warrants	Shares of Class A common stock(2)%		Warrants(3)%
30 MP Investment, LLC(4)	19,810,354	—	19,810,354	—	—	—	—	—
Alberta Investment Management Corporation(5)	87,500	—	87,500	—	—	*	—	—
Alyeska Investors(6)	216,593	—	124,000	—	92,593	*	—	—
CCC-III Investments LLC(7)	10,600,000	—	10,600,000	—	—	—	—	—
Churchill Sponsor III LLC(8)	27,500,000	24,500,000	27,500,000	24,500,000	—	—	—	—
Dale White(9)	8,066,106	—	8,066,106	—	—	—	—	—
Darlington Investors(10)	400,000	—	125,000	—	275,000	*	—	—
David L. Redmond(11)	1,832,682	—	1,832,682	—	—	—	—	—
David L. Redmond Children’s 2007 Irrevocable Trust(12)	5,911,061	—	5,911,061	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(13)(14)	13,685	—	13,685	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Equity Growth Fund(13)(15)	184,326	—	184,326	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC(13)(16)	471	—	471	—	—	—	—	—
Fidelity Capital Trust: Fidelity Capital Appreciation Fund(13)(17)	967,962	—	967,962	—	—	—	—	—
Fidelity Hastings Street Trust: Fidelity Growth Discovery Fund(13)(18)	449,624	—	449,624	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(13)(19)	13,856	—	13,856	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(13)(20)	212	—	212	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(13)(21)	298,568	—	298,568	—	—	—	—	—
Garden State Capital Partners LLC(22)	9,010,000	—	9,010,000	—	—	—	—	—
GIC Investor(23)	49,612,794	—	49,612,794	—	—	—	—	—
Green Equity Investors(24)	38,449,957	—	38,449,957	—	—	—	—	—
H&F Investors(25)	215,514,491	—	213,802,446	—	1,712,045	*	—	—
Integrated Core Strategies (US) LLC(26)	15,857,507	—	72,500	—	15,785,007	*	—	—
Intrinsic Edge Capture, L.P.(27)	351,596	—	351,596	—	—	—	—	—
Lauren Fass 2012 Dynasty Trust(28)	4,433,296	—	4,433,296	—	—	—	—	—
L H Capital Markets, LLC(29)	100,000	—	100,000	—	—	*	—	—

	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(1)		Securities Beneficially Owned After this Offering
Name of Selling Securityholder	Shares of Class A common stock(2)	Warrants(3)	Shares of Class A common stock	Warrants	Shares of Class A common stock(2)%		Warrants(3)%
Lindsay Levin 2012 Dynasty Trust(30)	4,433,296	—	4,433,296	—	—	—	—	—
Longfellow Investment Management Co., LLC(31)	1,289,750	—	1,219,000	—	70,750	*	—	—
Mark Tabak(32)	5,023,610	—	5,023,610	—	—	—	—	—
The Michael and Susan Dell Foundation(33)	5,300,000	—	5,300,000	—	—	—	—	—
Michael Ferrante(34)	4,524,383	—	4,524,383	—	—	—	—	—
MMCAP International Inc. SPC(35)	375,000	—	375,000	—	—	*	—	—
Moore Global Investments, LLC(36)	200,000	—	200,000	—	—	—	—	—
MSD Value Investments, L.P.(37)	5,300,000	—	5,300,000	—	—	—	—	—
Oak Hill Advisor Entities(38)	2,650,000	—	2,650,000	—	—	—	—	—
Partners Group Entities(39)	30,309,824	—	30,309,824	—	—	—	—	—
Peridian Fund L P(40)	100,000	—	100,000	—	—	—	—	—
The Public Investment Fund of The Kingdom of Saudi Arabia(41)	53,750,000	—	53,750,000	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC(42)	50,000	—	50,000	—	50,000	*	—	—
SIH MPH Rollover Co, L.P.(43)	24,412,106	—	24,412,106	—	—	—	—	—
TBG AG(44)	5,395,000	—	4,770,000	—	625,000	*	—	—
Tech Opportunities LLC(45)	100,000	—	100,000	—	—	—	—	—
Variable Insurance Products Fund III: Dynamic Capital Appreciation Portfolio(13)(46)	32,914	—	32,914	—	—	—	—	—
Variable Insurance Products Fund: Growth Portfolio(13)(47)	959,024	—	959,024	—	—	—	—	—
Additional Selling Securityholders(48)	4,765,736	—	4,765,736	—	—	—	—	—

*
Less than 1%.

(1)
The amounts set forth in this column are the number of shares of Class A common stock and warrants that may be offered for sale from time to time by each Selling Securityholder using this prospectus, consisting of (a) 415,700,000 shares of Class A common stock issued in connection with the Mergers, (b) 102,682,592 shares of Class A common stock issued in connection with the Common PIPE Investment, (c) 27,500,000 shares of Class A common stock issued upon the conversion of Churchill’s Class B common stock in connection with the Transactions and (d) 58,500,000 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants, Working Capital Warrants and PIPE Warrants. These amounts do not represent any other shares of our Class A common stock or the Public Warrants (or shares of Class A common stock issuable upon exercise thereof) that the Selling Securityholder may own beneficially or otherwise.

(2)
Represents shares of Class A common stock, including the shares of Class A common stock underlying the Public Warrants, the Private Placement Warrants, the Working Capital Warrants and the PIPE Warrants.

(3)
Represents the Private Placement Warrants and Working Capital Warrants.

(4)
The business address of this Selling Securityholder is c/o Cohen Private Ventures, LLC, 55 Hudson Yards, 5th floor, New York, New York 1001. This Selling Securityholder is party to the Investor Rights Agreement.

(5)
Interests shown consist of 87,500 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is 1600-10250 101 Street NW, Edmonton, Alberta T5J 3P4.

(6)
Interests shown consist of 92,593 shares of Class A common stock purchasable upon exercise of Public Warrants and 124,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by Alyeska Master Fund, L.P. The business address of these Selling Securityholders is 77 W. Wacker, Suite 700, Chicago, Illinois, 60601.

(7)
Interests shown consist of 10,100,000 shares of Class A common stock and 500,000 shares of Class A common stock purchasable upon the exercise of PIPE Warrants. The business address of this Selling Securityholder is 40 West 57th Street, New York, New York 10019.

(8)
Interests shown consist of 27,500,000 shares of Class A common stock, 23,000,000 shares of Class A common stock purchasable upon exercise of Private Placement Warrants and 1,500,000 shares of Class A common stock purchasable upon exercise of Working Capital Warrants. 12,404,080 of such shares of Class A common stock and 4,800,000 of such warrants unvested as of October 8, 2020 and will revest at such time as, during the 4-year period starting on October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period. The business address for Churchill Sponsor III LLC is 640 Fifth Avenue, 12th Floor, New York, New York 10019. Michael Klein, who is a member of our Board of Directors, is the sole stockholder of M. Klein Associates, Inc., which is the managing member of Churchill Sponsor III LLC. Churchill Sponsor III LLC is party to the Sponsor Agreement.

(9)
Mr. White is our Executive Vice President and Chief Revenue Officer. The business address for Mr. White is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003. Mr. White is party to the Investor Rights Agreement.

(10)
Interests shown consist of: (i) 248,534 shares of Class A common stock purchasable upon exercise of Public Warrants and 112,378 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by Darlington Partners, L.P. and (ii) 26,466 shares of Class A common stock purchasable upon exercise of Public Warrants and 12,622 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by Darlington Partners II, L.P. The business address of these Selling Securityholders is 300 Drakes Landing Rd. Suite 290, Greenbrae, California 94904.

(11)
Mr. Redmond is our Executive Vice President and Chief Financial Officer. The business address for Mr. Redmond is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003. Mr. Redmond is party to the Investor Rights Agreement.

(12)
The business address of this Selling Securityholder is c/o Brad Bassler, Trustee, 470 West Davis Blvd., Tampa, FL 33606. This Selling Securityholder is party to the Investor Rights Agreement.

(13)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC (“FMR Co”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(14)
Interests shown consist of 13,685 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is State Street Bank & Trust, P.O. Box 5756, Boston, Massachusetts 02206, Attn: FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool.

(15)
Interests shown consist of 177,426 shares of Class A common stock and 6,900 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Avenue — 32nd Floor, Chicago, Illinois 60604.

(16)
Interests shown consist of 471 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is State Street Bank & Trust, P.O. Box 5756, Boston, Massachusetts 02206, Attn: THISBE & Co: FBO Blue Chip Growth Institutional Trust.

(17)
Interests shown consist of 967,962 shares of Class A common stock. The business address of this Selling Securityholder is Mag & Co., c/o Brown Brothers Harriman & Co., Attn: Corporate Actions/Vault, 140 Broadway, New York, New York 10005.

(18)
Interests shown consist of 449,624 shares of Class A common stock. The business address of this Selling Securityholder is Mag & Co., c/o Brown Brothers Harriman & Co., Attn: Corporate Actions/Vault, 140 Broadway, New York, New York 10005.

(19)
Interests shown consist of 13,856 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Avenue — 32nd Floor, Chicago, Illinois 60604.

(20)
Interests shown consist of 212 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The address of this Selling Securityholder is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Avenue — 32nd Floor, Chicago, Illinois 60604.

(21)
Interests shown consist of 274,362 shares of Class A common stock and 24,206 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The address of this Selling Securityholder is State Street Bank & Trust, P.O. Box 5756, Boston, Massachusetts 02206, Attn: WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund.

(22)
Interests shown consist of 8,585,000 shares of Class A common stock and 425,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is 640 Fifth Avenue, 12th Floor, New York, New York 10019. Michael Klein, who is a member of our Board of Directors, is the sole stockholder of M. Klein Associates, Inc., which is the managing member of Garden State Capital Partners LLC.

(23)
Interests shown consist of 49,612,794 shares of Class A common stock held by the GIC Investor. The GIC Investor shares the power to vote and the power to dispose of these shares with GIC SI, and GIC, both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912. This Selling Securityholder is party to the Investor Rights Agreement.
(24)
Interests shown consist of 23,477,087 shares of Class A common stock held by Green Equity Investors VI, L.P., 13,992,386 shares of Class A common stock held by Green Equity Investors Side VI, L.P., 62,670 shares of Class A common stock held by LGP Associates VI-A LLC and 917,814 shares of Class A common stock held by LGP Associates VI-B LLC as reported in the GEI 13D. As reported by the Green Equity Investors in the GEI 13D, voting and investment power with respect to the shares held by the Green Equity Investors is shared. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors whose holdings are included in the above amount. Each of the foregoing entities’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. The Green Equity Investors are party to the Investor Rights Agreement.

(25)
Interests shown consist of 112,593,413 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII, L.P., 50,532,114 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII (Parallel), L.P., 9,549,505 shares of Class A common stock held by HFCP VIII (Parallel-A), L.P., 2,953,631 shares of Class A common stock held by H&F Executives VIII, L.P. and 496,709 shares of Class A common stock held by H&F Associates VIII, L.P. and 37,677,074 shares of Class A common stock held by Polaris Partners pursuant to the H&F 13D. Pursuant to the H&F 13D: Polaris Partners GP is the general partner of Polaris Partners; Hellman & Friedman Capital Partners VIII, L.P. is the managing member of Polaris Partners GP; H&F Investors VIII is the general partner of the H&F VIII Funds; H&F VIII is the general partner of H&F Investors VIII; and as the general partner of H&F Investors VIII, H&F VIII may be deemed to have beneficial ownership of the shares beneficially owned by the H&F Investors. Pursuant to the H&F 13D, voting and investment determinations with respect to shares held by the H&F Investors are made by the board of directors of H&F VIII, which consists of Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe, and each of the members of the board of directors of H&F VIII disclaims beneficial ownership of such shares. Pursuant to the H&F 13D, the address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105. These Selling Securityholders are party to the Investor Rights Agreement.

(26)
Interests shown consist of (i) 96,357 shares of Class A common stock, 44,010 shares of Class A common stock purchasable upon exercise of Public Warrants and 72,500 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), (ii) 11,717,732 shares of Class A common stock purchasable upon exercise of Public Warrants held by Riverview Group LLC (“Riverview Group”), (iii) 50,000 shares of Class A common stock purchasable upon exercise of Public Warrants held by ICS Opportunities, Ltd. (“ICS Opportunities”), (iv) 4,100 shares of Class A common stock held by ICS Opportunities II LLC (“ICS Opportunities II”) and (v) 3,872,808 shares of Class A common stock held by Integrated Assets II LLC (“Integrated Assets II”). Millennium International Management LP (“Millennium International Management”) is the investment manager to ICS Opportunities, ICS Opportunities II and Integrated Assets II and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II and Integrated Assets II. Millennium Management LLC (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities, ICS Opportunities II and Integrated Assets II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities, ICS Opportunities II and Integrated Assets II. Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities, ICS Opportunities II and Integrated Assets II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group, ICS Opportunities, ICS Opportunities II and Integrated Assets II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group, ICS Opportunities, ICS Opportunities II or Integrated Assets II, as the case may be. The address of this Selling Securityholder is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(27)
Interests shown consist of 276,596 shares of Class A common stock and 75,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is 180 N. LaSalle Street, Suite 1800, Chicago, Illinois 60601.

(28)
Eric H. Weitz is the trustee of this trust. The business address for these Selling Securityholders is c/o Eric H. Weitz, 1528 Walnut Street, 4th Floor, Philadelphia, Pennsylvania 19102. This Selling Securityholder is party to the Investor Rights Agreement.

(29)
Interests shown consist of 100,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is 437 Madison Avenue, New York, New York 10022.

(30)
Eric H. Weitz is the trustee of this trust. The business address for these Selling Securityholders is c/o Eric H. Weitz, 1528 Walnut Street, 4th Floor, Philadelphia, Pennsylvania 19102. This Selling Securityholder is party to the Investor Rights Agreement.

(31)
Acting as investment advisor, Longfellow Investment Management Co., LLC is deemed to have investment discretion and voting control over these MultiPlan Corporation securities. Interests shown consist of: (i) 9,759 shares of Class A common stock and 5,000 shares of Class A common stock purchasable upon exercise of Public Warrants beneficially owned by BBR Absolute Return 01QP, (ii) 1,105 shares of Class A common stock and 625 shares of Class A common stock purchasable upon exercise of Public Warrants beneficially owned by BBR Absolute Return 02LP, (iii) 747 shares of Class A common stock and 750 shares of Class A common stock purchasable upon exercise of Public Warrants beneficially owned by BBR Absolute Return 03OS, (iv) 1,518 shares of Class A common stock and 750 shares of Class A common stock purchasable upon exercise of Public Warrants beneficially owned by BBR Absolute Return 04REF, (v) 1,871 shares of Class A common stock beneficially owned by BBR Fixed Income Opportunities Fund — Credit Opportunities, (vi) 31,310 shares of Class A common stock, 6,250 shares of Class A common stock purchasable upon exercise of Public Warrants and 1,550 shares of Class A common stock purchasable upon exercise of PIPE Warrants beneficially owned by Boothbay Absolute Return Strategies, LP, (vii) 46,965 shares of Class A common stock, 8,750 shares of Class A common stock purchasable upon exercise of Public Warrants and 2,325 shares of Class A common stock purchasable upon exercise of PIPE Warrants beneficially owned by Boothbay Diversified Alpha Master, LP, (viii) 65,650 shares of Class A common stock, 3,750 shares of Class A common stock purchasable upon exercise of Public Warrants and 3,250 shares of Class A common stock purchasable upon exercise of PIPE Warrants beneficially owned by Christian Brothers Investment Services, Inc., (ix) 1,010,000 shares of Class A common stock and 50,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants beneficially owned by HF Fund LP, (x) 7,575 shares of Class A common stock, 500 shares of Class A common stock purchasable upon exercise of Public Warrants and 375 shares of Class A common stock purchasable upon exercise of PIPE Warrants beneficially owned by Starr Commonwealth, (xi) 9,375 shares of Class A common stock purchasable upon exercise of Public Warrants beneficially owned by Walleye Investment Fund, LLC and (xii) 20,000 shares of Class A common stock purchasable upon exercise of Public Warrants beneficially owned by Walleye Opportunities Master Fund, Ltd. The business address for this Selling Securityholder is 125 High Street, Suite 832, Boston, MA 02110.
(32)
Mr. Tabak is our Chief Executive Officer and Chairman. The business address for Mr. Tabak is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003. Mr. Tabak is party to the Investor Rights Agreement.

(33)
Interests shown consist of 5,050,000 shares of Class A common stock and 250,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is 4417 Westlake Drive, Austin, TX 78746.

(34)
The business address for this Selling Securityholder is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003. This Selling Securityholder is party to the Investor Rights Agreement.

(35)
Interests shown consist of 375,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is c/o MM Asset Management Inc., 161 Bay Street-Suite 2440, Toronto, Ontario M5J 2S1.

(36)
Interests shown consist of 200,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The business address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is Eleven Times Square, 38th Floor, New York, New York 10036.

(37)
Interests shown consist of 5,050,000 shares of Class A common stock and 250,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is c/o MSD Capital, L.P., 645 5th Avenue, 21st Fl., New York, New York 10022.

(38)
Interests shown are held by client accounts advised and/or managed by Oak Hill Advisors, L.P. and/or its affiliates. Interests shown consist of: (i) 66,256 shares of Class A common stock and 3,280 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA Enhanced Credit Strategies Master Fund, L.P.; (ii) 54,035 shares of Class A common stock and 2,675 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHAT Credit Fund, L.P.; (iii) 22,523 shares of Class A common stock and 1,115 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA BCSS SSD II, L.P.; (iv) 29,492 shares of Class A common stock and 1,460 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA MPS SSD II, L.P.; (v) 141,299 shares of Class A common stock and 6,995 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA KC Customized Credit Master Fund, L.P.; (vi) 109,484 shares of Class A common stock and 5,420 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA Structured Products Master Fund D, L.P.; (vii) 140,592 shares of Class A common stock and 6,960 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA Artesian Customized Credit Fund I, L.P.; (viii) 284,517 shares of Class A common stock and 14,085 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA Black Bear Fund, L.P.; (ix) 812,343 shares of Class A common stock and 40,215 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA Strategic Credit Master Fund II, L.P.; and (x) 864,459 shares of Class A common stock and 42,795 shares of Class A common stock purchasable upon exercise of PIPE Warrants held by OHA Tactical Investment Master Fund, L.P. The business address of these Selling Securityholders is One Vanderbilt Avenue, 16th Floor, New York, New York 10017.

(39)
Interests shown consist of: (i) 28,198,024 shares of Class A common stock held by Partners Group Client Access 17, L.P. and (ii) 2,111,800 shares of Class A common stock held by Partners Group Private Equity (Master Fund), LLC. The business address of these Selling Securityholders is c/o Partners Group (USA) Inc., 114 Avenue of the Americas, 37th Floor, New York, New York 10036. These Selling Securityholders are party to the Investor Rights Agreement.

(40)
Interests shown consist of 100,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The mailing address of this Selling Securityholder is 333 Bay Street, Suite 1240, Toronto, Ontario M5H 2R2.

(41)
Interests shown consist of 51,250,000 shares of Class A common stock and 2,500,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is Alra’dah Digital City, Building MU04, A1. Nakhil District, P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.

(42)
Interests shown consist of 50,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. The business address of this Selling Securityholder is 460 Park Ave., Fl. 19, New York, New York 10022.

(43)
The business address of this Selling Securityholder is 399 Park Avenue, 17th Floor, New York, New York 10022. This Selling Securityholder is party to the Investor Rights Agreement.

(44)
Interests shown consist of 5,045,000 shares of Class A common stock, 125,000 shares of Class A common stock purchasable upon exercise of Public Warrants and 225,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. TBG AG, a company registered in Switzerland, is wholly owned by Favorita Investment Limited, a company registered in Malta. In turn, Favorita Investment Limited is 95.4% owned by Kaszony Limited as trustee of the TB Continuity II Trust. Kaszony Limited, a company registered in Malta, is authorized by the Malta Financial Services Authority to act as a trustee. The business address of this Selling Securityholder is Claridenstrasse 26, 8002 Zurich, Switzerland.
(45)
Interests shown consist of 100,000 shares of Class A common stock purchasable upon exercise of PIPE Warrants. Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The business address of Tech Opportunities LLC is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

(46)
Interests shown consist of 32,914 shares of Class A common stock. The address of this Selling Securityholder is State Street Bank & Trust, P.O. Box 5756, Boston, Massachusetts 02206, Attn: RINGOMARSH + CO. fbo Variable Insurance Products Fund III: Dynamic Capital Appreciation Portfolio.

(47)
Interests shown consist of 959,024 shares of Class A common stock. The address of this Selling Securityholder is Gerlach & Co, c/o Citibank N.A/Custody IC&D Lock Box, P.O Box 7247-7057, Philadelphia, Pennsylvania 19170-7057.

(48)
The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A common stock. The business address for these Selling Securityholders is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003. These Selling Securityholders are party to the Investor Rights Agreement.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and amended and restated bylaws. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.
Authorized and Outstanding Stock
Our second amended and restated certificate of incorporation authorizes the issuance of shares of our capital stock, each with a par value of $0.0001, consisting of (a) 1,500,000,000 shares of Class A common stock and (b) 10,000,000 shares of preferred stock. The outstanding shares of Class A common stock are, and the shares of common stock issuable upon exercise of the Public Warrants, the PIPE Warrants and the Private Placement Warrants and upon conversion of the Senior Convertible PIK Notes will be, duly authorized, validly issued, fully paid and non-assessable.
As of September 30, 2021, there were (i) 645,847,578 shares of our Class A common stock outstanding excluding the 19,463,527 shares held by the Company as treasury shares, (ii) no shares of preferred stock outstanding, (iii) 27,500,000 shares of Class A common stock issuable upon the exercise of the Public Warrants, (iv) 23,000,000 shares of Class A common stock issuable upon the exercise of the Private Placement Warrants, (v) 1,500,000 shares of Class A common stock issuable upon the exercise of the Working Capital Warrants, (vi) 6,500,000 shares of Class A common stock issuable upon the exercise of the PIPE Warrants and (vii) 5,408,568 common stock issuable upon vesting or exercise, as applicable, of outstanding equity awards under our 2020 Omnibus Incentive Plan.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our second amended and restated certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our Class A common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under the second amended and restated certificate of incorporation.
Dividends
Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our second amended and restated certificate of incorporation, holders of our Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Class A common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our Class A common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our Class A common stock.

Units
Churchill’s publicly traded units separated into the component securities upon consummation of the business combination and no longer trade as a separate security.
Founder Shares
In connection with the execution of the Merger Agreement, Churchill and the Insiders entered into the Sponsor Agreement. Pursuant to the terms of the Sponsor Agreement, 12,404,080 of the Sponsor’s shares of our Class A common stock and 4,800,000 Private Placement Warrants unvested as of October 8, 2020 and will revest at such time as, during the 4-year period starting on October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 per share for any forty (40) trading days in a sixty (60) consecutive day period. Sponsor also agreed not to transfer such 4,800,000 Private Placement Warrants until April 8, 2022. Such founder shares and Private Placement Warrants that do not re-vest on or before October 8, 2025 will be forfeited and cancelled.
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Sponsor and other permitted transferees, each of whom will be subject to the same transfer restrictions) until April 8, 2022.
Preferred Stock
Our second amended and restated certificate of incorporation authorizes 10,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board is to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of our Class A common stock at a price of  $11.50 per share, subject to adjustment as discussed below, at any time commencing on November 7, 2020. Pursuant to the warrant agreement, a holder may exercise its Public Warrants only for a whole number of shares of our Class A common stock. This means only a whole Public Warrant may be exercised at a given time by a holder. The Public Warrants will expire at 5:00 p.m., New York City time, on October 8, 2025 or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we are not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

Registration Rights
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after October 8, 2020, we will use our reasonable best efforts to file with the SEC, and within sixty (60) business days following October 8, 2020 to have declared effective, a registration statement covering the issuance of the shares of our Class A common stock issuable upon exercise of the Public Warrants and to maintain a current prospectus relating to those shares of Class A common stock until the Public Warrants expire or are redeemed. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash.   Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon a minimum of thirty (30) days’ prior written notice of redemption, or the thirty (30)-day redemption period, to each warrant holder; and

•
if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption Procedures and Cashless Exercise.   If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Public Warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of our Class A common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private

Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding shares of our Class A common stock is increased by a stock dividend payable in shares of our Class A common stock, or by a split-up of shares of our Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our Class A common stock. A rights offering to holders of our Class A common stock entitling holders to purchase shares of our Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Class A common stock equal to the product of  (1) the number of shares of our Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of our Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our Class A common stock, in determining the price payable for our Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price per share of our Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Class A common stock.
Whenever the number of shares of our Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our Class A common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of our Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Public Warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within thirty (30) days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. If you hold warrants, you should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of our Class A common stock. After the issuance of shares of our Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Private Placement Warrants and Working Capital Warrants
The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until (i) with respect to 4,800,000 Private Placement Warrants and pursuant to the terms of the Investor Rights Agreement, April 8, 2022 and (ii) with respect to all other

Private Placement Warrants November 7, 2020, (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will be entitled to certain registration rights. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of our Class A common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor loaned us $1,500,000 pursuant to that certain promissory note, dated July 12, 2020. The principal amount of such promissory note was converted into Working Capital Warrants by the Sponsor. The Working Capital Warrants are identical to the Private Placement Warrants issued to the Sponsor.
Registration Rights
Pursuant to the Investor Rights Agreement, we agreed to file a shelf registration statement within 45 days following October 8, 2020 in respect of the equity securities held by certain parties to the Investor Rights Agreement and use reasonable best efforts to maintain or, in the event it ceases to be effective, replace such shelf registration statement until such parties have sold all eligible equity securities of the Company beneficially owned by such parties as of October 8, 2020. Pursuant to the Investor Rights Agreement, certain parties are entitled to customary piggyback rights on registered offerings of equity securities of the Company and certain other registration rights.
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As of April 8, 2021, H&F is entitled to initiate unlimited shelf take-downs or, if a shelf registration statement is not then effective, demand registrations, subject to participation rights of certain other parties.

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Following October 8, 2021, if there has been no registered offering pursuant to which the parties participated prior to such date, certain other parties are entitled to initiate one (1) underwritten shelf take-down or, if a shelf registration statement is not then effective, demand registration, subject to participation rights of certain other parties.

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Following April 8, 2022, the Sponsor is entitled to initiate up to two (2) underwritten shelf take-downs or, if a shelf registration statement is not then effective, demand registrations, subject to participation rights of certain other parties.

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Following the applicable lock-up period with respect to each party, such party will be entitled to initiate unlimited non-underwritten shelf take-downs.

Any underwritten offering of our equity securities will be subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, we have agreed to cooperate and use commercially reasonable efforts to consummate the applicable registered offerings initiated by the parties and will pay the fees and expenses of such offerings (including fees of one counsel for the parties participating in such offering).
Pursuant to the Common PIPE Subscription Agreements, we agreed to file a registration statement within 15 business days after October 8, 2020 in respect of the shares of Class A common stock and the PIPE Warrants issued to each subscriber in connection with the Common PIPE Investment and will use commercially reasonable efforts to maintain the effectiveness of such registration statement until the earlier of such subscriber ceasing to hold any such shares of Class A common stock or PIPE Warrants and (ii) the date all such shares of Class A common stock or PIPE Warrants held by such subscriber may be sold without restriction under Rule 144. The foregoing summary of the Common PIPE Subscription Agreement is not complete and is qualified in its entirety by the full text of the Common PIPE Subscription Agreements, which are filed as exhibits to the registration statement of which this prospectus is a part.
Pursuant to the Registration Rights Agreement, dated as of October 8, 2020, by and among the Company and the parties party thereto (the “RRA”), the holders of the Senior Convertible PIK Notes are entitled to customary registration rights with respect to the shares of Class A common stock issuable upon conversion of the Senior Convertible PIK Notes. Pursuant to the RRA, we agreed to use commercially reasonable efforts to file a shelf registration statement with the SEC on or prior to December 8, 2021 providing for the registration and sale of the shares issuable upon conversion of the Notes. We have agreed to cause such registration statement to become effective on or prior to April 8, 2022 and use commercially reasonable efforts to keep the shelf registration statement effective to and including the earlier of (a) the twentieth (20th) trading day immediately following October 15, 2027 (subject to extension) and (b) the date (i) that is the twentieth (20th) trading day immediately following the date on which there are no longer outstanding any Senior Convertible PIK Notes or (ii) on which there are no longer outstanding any registrable securities (as defined in the RRA). We have agreed to pay all expenses incurred in connection with the registration of such shares, including the fees and expenses of counsel to the holders of the Senior Convertible PIK Notes related to the review of the shelf registration statement and any supplements or amendments thereto. The foregoing summary of the RRA is not complete and is qualified in its entirety by the full text of the RRA, which is incorporated by reference herein.
Annual Stockholder Meetings
Our second amended and restated certificate of incorporation and amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Effects of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our second amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our Class A common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
Classified Board of Directors
Our second amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our second amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to the Investor Rights Agreement or any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board; however, any determination by the Board to increase or decrease the total number of directors shall require the approval of 66 2∕3% of the directors present at a meeting at which a quorum is present.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares;

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at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2∕3% of our outstanding voting stock that is not owned by the interested stockholder; or

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the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of sufficient ownership to cease to be an interested stockholder and (ii) had not been an interested stockholder but for the inadvertent acquisition of ownership within three years of the business combination.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Our second amended and restated certificate of incorporation provides that Hellman & Friedman LLC (together with its affiliates, subsidiaries, successors and assigns (other than the Company and its subsidiaries)), any of its direct transferees, any of their respective affiliates or successors, and any group as to which such persons or entities are a party, does not constitute an “interested stockholder” for purposes of this provision.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our second amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause.
Our second amended and restated certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement and other than directors elected by holders of our preferred stock, if any, directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Sellers and their Permitted Transferees (each as defined in the Investor Rights Agreement) beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our second amended and restated certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the stockholders; provided, however, at any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our second amended and restated certificate of incorporation provides that the Board may increase or decrease the number of directors by the affirmative vote of 66 2∕3% of the directors present at the meeting at which a quorum is present.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our second amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board or the chairman of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (which, for 2021, is deemed to be May 26, 2021). Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our second amended and restated certificate of incorporation provides otherwise. Our second amended and restated certificate of incorporation precludes stockholder action by written consent at any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.
Supermajority Provisions
Our second amended and restated certificate of incorporation and amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with Delaware law, our second amended and restated certificate of incorporation or the Investor Rights Agreement. At any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission, change, addition or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our second amended and restated certificate of incorporation provides that at any time when the Sellers and their Permitted Transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in our second amended and restated certificate of incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:
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the provision requiring a 66 2∕3% supermajority vote for stockholders to amend our second amended and restated bylaws;

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the provisions providing for a classified board of directors (the election and term of our directors);

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the provisions regarding resignation and removal of directors;

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the provisions regarding competition and corporate opportunities;

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the provisions regarding filling vacancies on the Board and newly created directorships; and

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the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management of the Company.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our second amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our second amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, or (v) action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selections of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our second amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our second amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our second amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of any Seller, Churchill or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in and possessing interests in other business ventures of every type and description, including corporate opportunities in the same or similar business activities or lines of business in which we or our subsidiaries now engage or propose to engage or (ii) competing with us or any of our subsidiaries, on their own account, or in partnership with, or as an employee, officer, director or shareholder of any other person. In addition, to the fullest extent permitted by law, in the event that any Seller, Churchill or any non-employee director acquires knowledge of a potential transaction or other matter which may be a corporate or other business opportunity for itself or himself, or herself, or its or his, or her, affiliates or for us or our affiliates, such person will have no duty (fiduciary, contractual or otherwise) to communicate or present such transaction or matter to us or any of our subsidiaries or any Seller, as the case may be, and they may take any such opportunity for themselves or direct it to another person or entity. Our second amended and restated certificate of incorporation will not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our second amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and our general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Transactions, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

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the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.
As of September 30, 2021, we had 645,847,578 shares of Class A common stock outstanding excluding the 19,463,527 shares held by the Company as treasury shares. Of these, 110,000,000 shares sold in the Churchill IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of our Class A common stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of Churchill’s Class A common stock we issued to the Common PIPE Investors pursuant to the Common Subscription Agreements are restricted securities for purposes of Rule 144.
As of September 30, 2021, we had warrants to purchase an aggregate of 58,500,000 shares of Class A common stock outstanding, consisting of: (a) the Public Warrants (warrants to purchase an aggregate of 27,500,000 shares of Class A common), (b) the Private Placement Warrants (warrants to purchase an aggregate of 23,000,000 shares of Class A common stock), (c) the Working Capital Warrants (warrants to purchase an aggregate of 1,500,000 shares of Class A common stock) and (d) the PIPE Warrants (warrants to purchase an aggregate of 6,500,000 shares of Class A common stock). Each whole warrant is exercisable for one share of our Class A common stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Public Warrants are, and the shares of Class A common stock issuable upon the exercise thereof will be, freely tradable, except for any warrants purchased by, or any shares issued upon exercise to, one of our affiliates within the meaning of Rule 144 under the Securities Act.
We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Transactions.
Registration Rights
Upon completion of this offering, the holders of the Senior Convertible PIK Notes will be entitled to various rights with respect to the registration of the shares of Class A common stock issuable upon conversion of the Senior Convertible PIK Notes under the Securities Act. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. See the sections titled “Description of Securities - Registration Rights” for additional information.
Lock-up Agreements
Pursuant to the Investor Rights Agreement, certain parties agreed with Churchill, subject to certain exceptions, not to sell, transfer, pledge or otherwise dispose of shares of Class A common stock or certain warrants to purchase shares of Class A common stock they received in connection with the Transactions or otherwise beneficially owned as of October 8, 2020 for the following time periods:
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in the case of the Sponsor, until April 8, 2022; and

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in the case of the other parties (other than PIF and certain current or former employees of MultiPlan Parent and their family members), until April 8, 2022 (other than sales made pursuant to an underwritten offering).

Additionally, following certain underwritten offerings of our equity securities, such parties will also agree to a customary market stand-off period not to exceed 90 days.
Form S-8 Registration Statement
We have filed a registration statement on Form S-8 under the Securities Act to register 85,850,000 shares of Class A common stock issued or issuable under our 2020 Omnibus Incentive Plan. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A common stock. This summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below) that purchases the Class A common stock in this offering for cash and not through the exercise of warrants held by such non-U.S. holder.
A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, a foreign pension fund, a financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities, a “controlled foreign corporation,” a “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services, or a person who holds shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our Class A common stock, you should consult your tax advisors.
This summary does not address any warrants offered by this prospectus and purchasers of any such warrants should consult their own tax advisors concerning the particular United States federal income tax consequences to them.
If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock —  to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of our Class A common stock.

PLAN OF DISTRIBUTION
This prospectus relates to (a) 415,700,000 shares of Class A common stock issued in connection with the Mergers, (b) 132,050,000 shares of Class A common stock issued in connection with the Common PIPE Investment, (c) 27,500,000 shares of Class A common stock issued upon the conversion of Churchill Class B common stock in connection with the Transactions and (d) 58,500,000 shares of Class A common stock issuable by us upon exercise of the Public Warrants, the Private Placement Warrants, the Working Capital Warrants and the PIPE Warrants.
This prospectus also relates to the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of (a) up to 566,318,040 shares of our Class A common stock (which includes up to 58,500,000 shares of Class A common stock issuable upon the exercise of outstanding warrants) and (b) up to 24,500,000 warrants representing the Private Placement Warrants and the Working Capital Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Class A common stock or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Class A common stock or warrants. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one, several or all of the following financial institutions: Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of NYSE;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Class A common stock or warrants, such Selling Securityholder may transfer shares of Class A common stock or warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the names of the selling securityholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on NYSE under the symbols “MPLN” and “MPLN.WS,” respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Private Placement Warrants
The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Securities — Private Placement Warrants and Working Capital Warrants.”
Lock-up Agreements
Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions of Resale of Securities — Lock-up Agreements.”

LEGAL MATTERS
The validity of the issuance of the shares of Class A common stock and the Private Placement Warrants and Working Capital Warrants offered hereby will be passed upon for MultiPlan Corporation by Simpson Thacher & Bartlett LLP, Palo Alto, California. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
In connection with the Transactions, PricewaterhouseCoopers LLP (“PwC”) completed an independence assessment to evaluate the services and relationships with MultiPlan Parent and its affiliates that may bear on PwC’s independence under the SEC and PCAOB independence rules for an audit period commencing January 1, 2017. PwC informed MultiPlan Parent that certain of its member firms within PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity (each, a “PwC member firm”), had performed non-audit services for and entered into a business relationship with certain entities that were affiliates of MultiPlan Parent. The performance of employee activities, deemed a management function pursuant to Rule 2-01(c)(4)(vi) of Regulation S-X under the SEC’s auditor independence rules, and the existence of a prohibited business relationship in violation of Rule 2-01(c)(3) of Regulation S-X identified at certain controlled portfolio companies of investment funds controlled by Hellman & Friedman LLC and its affiliates, which currently are the majority equity holder of MultiPlan Parent’s immediate parent company, are described below:
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Commencing in January 2017 and continuing through March 2019, a PwC member firm provided certain professional services related to a whistleblower program to an entity under common control with MultiPlan Parent. The fees for these services were less than $125,000.

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Commencing in January 2017 and continuing through March 2018, a PwC member firm provided certain shareholder resolution preparation services to an entity under common control with MultiPlan Parent. The fees for these services were approximately $170.

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Commencing in January 2019 and continuing through May 2019, a PwC member firm entered into a business relationship with an entity under common control with MultiPlan Parent to provide insurance advisory services to an unrelated third party client. The fees for these services were approximately $2,000.

PwC noted, among other things, the business relationship and non-audit services were entered into with sister entities under common control with MultiPlan Parent and the fees for projects involving the business relationship and relating to the non-audit services were immaterial to MultiPlan Parent, PwC, the respective PwC member firms, and the sister entities under common control with MultiPlan Parent.
After consideration of the relevant facts and circumstances, management and the Audit Committee of MultiPlan Parent’s parent company concurred with PwC’s conclusion that, for the reasons described above, the impermissible services and business relationship did not impair PwC’s objectivity and impartiality with respect to the planning and execution of the audits of MultiPlan Parent’s financial statements for each of the years ended December 31, 2020, 2019 and 2018 that are incorporated by reference herein and that no reasonable investor would conclude otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock and warrants offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Class A common stock and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.
We also maintain an Internet website at www.multiplan.us. Through our website, we make available, free of charge, the following documents of MultiPlan Corporation as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
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our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on March 24, 2021;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 13, 2021; our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 6, 2021; and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 4, 2021;

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our Current Reports on Form 8-K filed with the SEC on January 4, 2021, June 1, 2021, August 6, 2021, August 16, 2021, August 18, 2021, August 25, 2021 and August 27, 2021; and

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the description of our securities contained in the Registrant’s Registration Statement on Form 8-A12B filed with the SEC on February 12, 2020.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.
You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.
If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

1,500,000 Shares
Claritev Corporation
Class A Common Stock
PROSPECTUS SUPPLEMENT
NOVEMBER 12, 2025

Barclays
Guggenheim Securities
Wells Fargo Securities
Citigroup
Piper Sandler